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                         [Latham & Watkins Letterhead]

                                 April 29, 1997

Waterford Gaming, L.L.C.
Waterford Gaming Finance Corp.
914 Hartford Turnpike
P.O. Box 715
Waterford, Connecticut 06385

          Re: Registration Statement No. 333-17795 on Form S-4; $65,000,000
              Aggregate Principal Amount of 12 3/4 Senior Notes due 2003

Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $65,000,000 in aggregate principal amount of 12 3/4% Senior Notes due 2003 (the "Securities") of Waterford Gaming, L.L.C., a Delaware limited liability company (the "Company"), and Waterford Gaming Finance Corp., a Delaware corporation ("Finance" and, together with the Company, the "Issuers"), on Form S-4 (File No. 333-17795) filed with the Securities and Exchange Commission (the "Commission") on December 13, 1996, as amended by Amendment No. 1 filed with the Commission on February 13, 1997 and Amendment No. 2 filed with the Commission on April 29, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Issuers in connection with the authorization and issuance of the Securities. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.
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Waterford Gaming, L.L.C.
Waterford Gaming Finance Corp.
April 29, 1997
Page 2


            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the internal law of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Securities have been duly authorized by all necessary corporate or company action of the Issuers, and when executed, authenticated and delivered by or on behalf of the Issuers in accordance with the terms of the Indenture, will constitute legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

            The foregoing opinion relating to the enforceability of the Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.16 of the Indenture; and (iv) we express no opinion with respect to whether acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

            To the extent that the obligations of the Issuers under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

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Waterford Gaming, L.L.C.
Waterford Gaming Finance Corp.
April 29, 1997
Page 3


            We do not render any opinion as to the applicability to the obligations of the Issuers under the Securities of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                    Very truly yours,


                                    /s/ Latham & Watkins